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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectuses for the Transamerica Delaware, L.P. Monthly Income Preferred Securities and to the incorporation by reference therein of our report dated February 22, 1994, with respect to the consolidated financial statements and schedules of Transamerica Corporation included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

San Francisco, California

October 5, 1994